Exhibit 99.2

合作谅解备忘录

MEMORANDUM OF UNDERSTANDING (MOU)

甲方：Addentax Group Corp. (NASDAQ: ATXG) (“Addentax”)

Party A: Addentax Group Corp. (NASDAQ: ATXG) (“Addentax”)

乙方：中酒颐和（深圳）品牌发展有限公司（“中酒颐和”)

Party B: Zhongjiu Yihe (Shenzhen) Brand Development Co., Ltd. (“Zhongjiu Yihe”)

ATXG是一家专注于服装制造、物流服务、物业管理的综合服务提供商。其服装制造业务主要是向位于中国的批发商进行销售。

Addentax Group Corp. Corp. is an integrated service provider specializing in garment manufacturing, logistics services, and property management and subleasing. Its garment manufacturing business primarily involves sales to wholesalers located in China.

中酒颐和位于中国广东，是著名的供应链品牌管理集团。公司专注于酒类行业，提供涵盖品牌供应链、产品供应链和营销供应链的全方位服务，并逐步拓展至品牌服装领域。

Zhongjiu Yihe (Shenzhen) Brand Development Co., Ltd., is a renowned brand management group headquartered in Guangdong. It offers a range of services encompassing brand supply chain, product supply chain, and marketing supply chain, with a core focus on the liquor industry, extending into the domain of branded apparel.

双方通过签署本合作谅解备忘录达成ATXG与中酒颐和的合作，在中国及海外地区达成战略合作。双方将投入资源在中国及海外市场打造全方位的品牌供应链、产品供应链和营销供应链服务。

Both parties have formalized a strategic cooperation between Addentax and Zhongjiu Yihe, encompassing collaboration in both the China and international markets through the signing of this Memorandum of Understanding. Both entities commit to allocating resources to establish comprehensive services for brand supply chain, product supply chain, and marketing supply chain in both the China and overseas markets.

签字页

SIGNATURE PAGE

 甲方：Addentax Group Corp. (NASDAQ: ATXG) (“Addentax”)

Party A: Addentax Group Corp. (NASDAQ: ATXG) (“Addentax”)

签字 /Signature:

乙方：中酒颐和（深圳）品牌发展有限公司（“中酒颐和”）

Party B: Zhongjiu Yihe (Shenzhen) Brand Development Co., Ltd. (“Zhongjiu Yihe”)

签章 / Signature & Seal: